O'CONNOR, BROUDE & ARONSON

                                ATTORNEYS AT LAW

                         THE BAY COLONY CORPORATE CENTER

                           ROUTE 128 AND WINTER STREET

                          950 WINTER STREET, SUITE 2300

                          WALTHAM, MASSACHU5ETT5 02154

                                     -----

                                  617-890-6600            FACSIMILE:617-890-9261



                                             October 31, 1996

Board of Directors of
  Centennial Technologies, Inc

                              Re: Centennial Technologies

Gentlemen:

         This firm has represented Centennial Technologies, Inc., a Delaware corporation (hereinafter called the "Corporation), as special counsel in connection with the registration of 115,004 shares (hereinafter called the "Shares") of the Corporation's Common Stock described below.

         In our capacity as special counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the Bylaws of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the issuance of Shares and the preparation and filing of a Registration Statement on Form S-3 (hereinafter called the "Registration Statement") covering the offering of the Shares held by Infos International, S.A. hereinafter referred to as the "Selling Securityholder."

Based upon the foregoing, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. The 115,OO4 Shares which may be sold by the Selling Securityholder have been duly authorized and are legally issued.



O'CONNOR, BROUDE & ARONSON

   Board of Directors of Centennial Technologies, Inc.
   Re: Centennial Technologies, Inc.
   October 31, 1996
   Page 2



    This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.



                                               Very truly yours,

                                               O'CONNOR, BROUDE & ARONSON


                                               By: /s/ Paul D. Broude
                                                  -------------------------
                                                  Paul D. Broude


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